December 31, 2022 Landstar System, Inc. Earnings Conference Call Fourth Quarter 2022 Date Published: 02/01/2023 Exhibit 99.2

Forward Looking Statements Disclaimer: The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements made in this slide presentation that are not based on historical facts are “forward looking statements.” This presentation may make certain statements containing forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Such statements are by nature subject to uncertainties and risks, including but not limited to: the operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2021 fiscal year and Form 10-Qs for the 2022 first and second fiscal quarters, described in the section Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. Date Published: 02/01/2023

Non-GAAP Financial Measures: In this slide presentation, the Company provides the following information that may be deemed a non-GAAP financial measure: variable contribution, variable contribution margin and operating income as a percentage of variable contribution. Management believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. Management believes that operating income as a percentage of variable contribution is a useful measure as: (i) variable costs of revenue for a significant portion of the Company’s business are highly influenced by short-term market-based trends in the freight transportation industry, whereas other costs, including other costs of revenue, are much less impacted by short-term freight market trends; and (ii) this measure is meaningful to investors’ evaluations of the Company’s management of costs attributable to operations other than the purely variable costs associated with purchased transportation and commissions to agents that the Company incurs to provide services to our customers. Management also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making. A tabulation of the expenses identified as costs of revenue as well as reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2022 and 2021 fourth quarters and fiscal year periods is included in this slide presentation as Appendix A. Date Published: 02/01/2023

Who We Are Landstar, a Fortune 500 company, is a worldwide, technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third party capacity providers and employees. Date Published: 02/01/2023

Our Network Landstar Employees Approx. 1,400 Agents Approx. 1,200 Customers 25,000+ Capacity 108,000+ Date Published: 02/01/2023 2022 Results $7.44 billion in revenue Over 2.6 million loadings 625 million dollar agents 11,281 BCO trucks (2022 year-end) 97,744 Carriers (2022 year-end) 18,500+ Trailers (2022 year-end)

Percentage of Revenue 4Q21 4Q22 Truck Transportation Truckload Van equipment 53% 52% Unsided/platform equipment 22% 25% Less-than-truckload 2% 2% Other truck transportation 13% 12% Rail intermodal 2% 2% Ocean and air cargo 7% 5% Transportation Management Services Date Published: 02/01/2023

The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2022 fourth quarter included fourteen weeks of operations whereas the 2021 fourth quarter included thirteen weeks. Fiscal year 2022 included fifty-three weeks of operations whereas fiscal year 2021 included fifty-two. Percentage change in rate is calculated on a revenue per load basis. Percentage change in volume is calculated on the number of loads hauled. Revenue ($’s in thousands) Date Published: 02/01/2023 Quarter Fiscal Year

Van Equipment Unsided/Platform Equipment Truckload Loadings and Revenue per Truckload Trends Date Published: 02/01/2023 The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2022 fourth quarter included fourteen weeks of operations whereas the 2021 fourth quarter included thirteen weeks. Fiscal year 2022 included fifty-three weeks of operations whereas fiscal year 2021 included fifty-two.

As a Percentage of Revenue 4Q21 4Q22 Quarter over Prior Year Quarter Change in Revenue Consumer Durables 32.3 28.9 -23% Machinery 10.3 12.5 5% Automotive 7.2 10.9 30% AA&E, Hazmat 7.6 7.8 -12% Building Products 7.8 7.7 -15% Metals 4.7 4.6 -15% Substitute Line Haul 5.4 3.6 -43% Foodstuffs 3.7 3.3 -25% Other 21.0 20.7 -15% Transportation Revenue 100.0 100.0 -14% Industries Served Date Published: 02/01/2023

10.8% 10.7% Gross profit equals revenue less the cost of purchased transportation, commissions to agents and other costs of revenue. Gross profit margin equals gross profit divided by revenue. The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2022 fourth quarter included fourteen weeks of operations whereas the 2021 fourth quarter included thirteen weeks. Fiscal year 2022 included fifty-three weeks of operations whereas fiscal year 2021 included fifty-two. Gross Profit (1) and Gross Profit Margin (2) ($’s in thousands) Date Published: 02/01/2023 Quarter Fiscal Year 11.0% 10.6%

Variable contribution equals revenue less the cost of purchased transportation and commissions to agents. Variable contribution margin equals variable contribution divided by revenue. The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2022 fourth quarter included fourteen weeks of operations whereas the 2021 fourth quarter included thirteen weeks. Fiscal year 2022 included fifty-three weeks of operations whereas fiscal year 2021 included fifty-two. Revenue on transactions where the Company’s variable contribution margin was based on a contractually pre-determined percentage of revenue accounted for 44% and 40% of revenue in the 2021 and 2022 fiscal year periods, respectively, and 41% of revenue in both the 2021 and 2022 fourth quarters. Variable Contribution (1) and Variable Contribution Margin (2) ($’s in thousands) Date Published: 02/01/2023 Quarter Fiscal Year 13.5% 14.0% 14.0% 11 13.7%

Operating Income as a % of Gross Profit ($’s in thousands) Date Published: 02/01/2023 Fiscal Year 12 Quarter 70.1% 72.4% 70.9% 69.1% The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2022 fourth quarter included fourteen weeks of operations whereas the 2021 fourth quarter included thirteen weeks. Fiscal year 2022 included fifty-three weeks of operations whereas fiscal year 2021 included fifty-two.

Operating Income as a % of Variable Contribution ($’s in thousands) Date Published: 02/01/2023 Fiscal Year 55.2% 56.1% 13 56.5% 53.1% Quarter The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2022 fourth quarter included fourteen weeks of operations whereas the 2021 fourth quarter included thirteen weeks. Fiscal year 2022 included fifty-three weeks of operations whereas fiscal year 2021 included fifty-two.

Date Published: 02/01/2023 Truck Capacity Data (All information is provided as of the end of the applicable period)

Net cash is defined as cash and cash equivalents plus short term investments less outstanding debt. Date Published: 02/01/2023 Key Balance Sheet and Cash Flow Statistics ($’s in thousands)

Free Cash Flow (1) , Stock Purchases and Dividends Date Published: 02/01/2023 (In Thousands) (1) Free cash flow is defined as cash flow from operations less capital expenditures, each set forth on the prior slide.

Appendix A Reconciliation of Gross Profit to Variable Contribution ($’s in thousands) Date Published: 02/01/2023 17

Date Published: 02/01/2023